UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

Venture Lending & Leasing IX, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01253	82-2040715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on December 20, 2018, Venture Lending & Leasing IX, Inc. (the “Fund”) and Venture Lending & Leasing IX, LLC (the “Parent”) entered into a syndicated loan agreement (the “Loan and Security Agreement”) led by MUFG Union Bank, N.A., Wells Fargo Securities, LLC, Wells Fargo Bank, N.A. and ING Capital, LLC, with participation from Zions Bancorporation, N.A. (FKA ZB, N.A.) DBA California Bank & Trust, Bank, Leumi USA, Umpqua Bank, HSBC Bank USA, N.A, and First Bank, that established a secured revolving loan facility in an initial amount of up to $200,000,000.

On March 18, 2021, the Fund, along with the Parent and Venture Lending & Leasing IX Holdings, Inc. (“VLL Holdings”) acting as guarantors of the facility, entered into an Amendment to the Loan and Security Agreement with lenders named therein that (i) increased the size of the facility to $350,000,000, (ii) extended the term of the facility, and (iii) established a benchmark replacement guideline (as so amended, the “Amended and Restated Loan and Security Agreement”).

On May 17, 2022, the Fund, along with the Parent and VLL Holdings, acting as guarantors, entered into a First Amendment to the Amended and Restated Loan and Security Agreement (the “First Amendment”) with lenders named therein. The First Amendment provides for, among other modifications (i) an increase in the size of the facility to $400,000,000, (ii) replacement of the interest rate benchmark from LIBOR to Secured Overnight Financing Rate (“SOFR”), and (iii) conversion of an existing LIBOR Market Index Rate Loan with an aggregate balance of $270,000,000 to a Daily Simple SOFR Rate Loan.

On October 26, 2023, the Fund entered into a Third Amendment to the Amended and Restated Loan and Security Agreement (the “Third Amendment”) with lenders named therein. The Third Amendment provides for, among other modifications (i) a decrease in the size of the facility to $185,000,000 with a scheduled reduction in commitments on a quarterly basis by an amount equal to 10% (subject to adjustment), (ii) an increase in the margin paid on SOFR Rate Loans (as defined in the Third Amendment) and Reference Rate Loans (as defined in the Third Amendment), and (iii) an extension of the term of the facility to March 31, 2026.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE LENDING & LEASING IX, INC.
(Registrant)

By:/s/ Jared S. Thear
Jared S. Thear
Chief Financial Officer

Date: November 1, 2023